UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2013

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2121 Second St. Suite A-107, Davis, CA		95618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2013, our board of directors increased the authorized number of directors of our board to 10 and then appointed Dr. Pamela R. Contag and Leslie F. Lyman as members of our board of directors to fill the vacancies on the board. Dr. Contag was appointed as a Class III director whose term will expire as of the 2016 annual stockholder meeting, and Mr. Lyman was appointed as a Class II director whose term will expire as of the 2015 annual stockholder meeting. Dr. Contag will serve on our board’s compensation committee and Mr. Lyman will serve on our board’s nominating and corporate governance committee.

Dr. Contag is the CEO of Cygnet, Inc., a private company founded in 2009, active in the discovery and adaptation of natural products to applications in healthcare, energy, and food. From 1995 to 2006 she was the founder, CEO and president of Xenogen, where she took the company public. Dr. Contag also founded Cobalt Technologies in 2006 and served as its CEO until 2009. Dr. Contag received her Ph.D. in Microbiology at the University of Minnesota Medical School and completed postdoctoral work at Stanford University School of Medicine.

Mr. Lyman is the chairman of The Lyman/Tremont Groups, independent agricultural retail companies with 15 locations in northern California. In addition, Mr. Lyman was one of the founders of Blue Creek Sustainable LLC, MVP Consolidated, FS3, Inland Terminal, and Mar Vista Resources. He is currently chairman of the board of Integrated Agribusiness Professionals (IAP), and a past board member of the Western Ag Chemicals Association, California Fertilizer Association, and the Ag Retailers Association. Mr. Lyman holds a degree in Ag Business Management from California Polytechnic State University, San Luis Obispo.

As non-employee directors, in connection with their appointment to the board, each of Dr. Contag and Mr. Lyman was granted an option to purchase 16,000 shares of our common stock which vests over a period of three years and has an exercise price of $17.76 per share, the closing price on the date of grant. In addition, each of Dr. Contag and Mr. Lyman received board compensation for their services through the 2014 annual stockholder meeting consisting of a cash payment of $14,500 and an option to purchase 2,480 shares of our common stock which vests in full as of the 2014 annual stockholder meeting and has an exercise price of $17.76 per share, the closing price on the date of grant.

Since January 1, 2012, the Tremont Group, Inc., of which Mr. Lyman serves as chairman and is a significant indirect shareholder, purchased approximately $700,000 of our products for further distribution and resale.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Dr. Contag or Mr. Lyman, on the one hand, and any of our directors or executive officers, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: October 22, 2013	By:	/s/ Pamela Marrone
Pamela Marrone
Chief Executive Officer